UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2024

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6501 Dalrock Rd., Ste. 100, Rowlett, Texas 75089

(Address of principal executive offices)

(214) 299-9528

(Issuer’s telephone number)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c)

SECTION 1: Registrant's Business and Operations

Item 1.01 Entry into a material agreement

The company has entered in to an agreement with David Snipper MD of Las Vegas Nevada to be its Chief Medical Officer. Dr. Snipper has practiced medicine for over 30 years in the Las Vegas area. Dr Snipper is excited to help build Right on Brands as a telemedicine powerhouse, states Roy Hammonds CEO. Dr Snipper is board certified in Anesthesiology, Ayurvedic Medicine, Herbology, Homeopathy, Acupuncture, Energy healing preventative health and pain management. The new medical division will be offering Peptides, like Ozempic, Monjouro, testosterone and other peptides, NAD+, sexual heath and RNA messaging. Dr. Snipper will also be engaged in finding and developing new hemp and nutraceuticals products. Dr Snipper graduated from UC San Diego with honors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right on Brands Inc

Date: July 16, 2024	By:	/s/ Roy Hammonds
Roy Hammonds
CEO

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